SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2007

CardioVascular BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51172	33-0795984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 Village Center Circle, Suite 250

Las Vegas, NV

(Address of Principal Executive Offices)

89134

(Zip Code)

Registrant’s telephone number, including area code: 702-839-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

CardioVascular BioTherapeutics, Inc. (the “Corporation”) held its 2007 Annual Meeting of Stockholders on May 21, 2007. A Definitive Notice and Proxy Statement was filed with the Securities and Exchange Commission on April 16, 2007 and sent to all stockholders of record as of March 30, 2007, there being 129,457,198 shares issued and outstanding and entitled to be voted at the meeting. There were two proposals on the ballot that the stockholders passed: 1) Re-election of the members of the Corporation’s Board of Directors; and 2) Ratification of the appointment of Singer Lewak Greenbaum & Goldstein LLP as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2007.

The results were as follows:

There were present in person or by proxy at said meeting 115,354,727 stockholder shares having voting rights, representing 89.1% of the total number of shares with voting rights outstanding and entitled to be voted at the meeting, thereby representing a quorum.

1) Election of Directors:

Directors	For	Against	Abstain
Daniel C. Montano	115,275,040	0	79,687
John W. Jacobs	115,275,040	0	79,687
Mickael A. Flaa	115,275,040	0	79,687
Thomas Stegmann	115,275,040	0	79,687
Wolfgang Priemer	115,275,040	0	79,687
Thomas L. Ingram	115,275,040	0	79,687
Robert Levin	115,275,040	0	79,687
Gary Abromovitz	115,275,040	0	79,687
Joong Ki Baik	115,275,040	0	79,687
Grant Gordon	115,275,040	0	79,687

2) Ratification of Appointment of Singer Lewak Greenbaum & Goldstein LLP:

	For	Against	Abstain
	115,208,999	46,380	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

Date: May 25, 2007	By:	/s/ Mickael A. Flaa
Mickael A. Flaa
Chief Financial Officer